Exhibit 4.1.7

ADMISSION AGREEMENT AND AMENDMENT TO FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

THIS ADMISSION AGREEMENT AND AMENDMENT (this “Agreement”), dated as of November 24, 2014 is entered into and among the Partnership, the General Partner and the New Limited Partners (as those terms are defined below).

WHEREAS, by Fourth Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP dated as of May 7, 2013 (the “Partnership Agreement”) among Independence Realty Trust, Inc., a Maryland corporation (the “General Partner”), and IRT Limited Partner, LLC, a Delaware limited liability company (“IRT”) as a limited partner, a Delaware limited partnership was organized under the name Independence Realty Operating Partnership, LP (the “Partnership”); and

WHEREAS, the General Partner, pursuant to its authority under Section 4.2 of the Partnership Agreement, desires to admit the parties listed on Schedule A attached hereto as limited partners in the Partnership (each a “New Limited Partner” and collectively, the “New Limited Partners”);

WHEREAS, capitalized terms used, but not defined herein have the means assigned to them in the Partnership Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. The Partnership hereby admits each New Limited Partner as a Limited Partner in the Partnership with all of the rights and obligations of a Limited Partner in accordance with the terms and conditions of the Partnership Agreement, and the Partnership hereby issues to each New Limited Partner the number of Common Units stated opposite such New Limited Partner’s name on Schedule A attached hereto. Each New Limited Partner has made a Capital Contribution of Contributed Property in exchange for such Common Unit(s).

2. Exhibit A to the Partnership Agreement is hereby amended and restated as set forth in Schedule B attached hereto.

3. The New Limited Partners have contributed as of the date hereof their respective ownership interests in and to Bennington Pond LLC, the owner of that certain real property and the improvements thereon commonly known as 4261 Hamilton Square Blvd., Groveport, OH, which interests shall be deemed Contributed Property, the Gross Asset Value of each New Limited Partner’s Contributed Property is stated opposite such New Limited Partner’s name on Schedule A attached hereto, and each New Limited Partner’s Capital Account shall have a credit of such amount.

4. The New Limited Partners hereby join in and agree to be bound as Limited Partners by the Partnership Agreement, as amended hereby, including without limitation the power of attorney granted in Section 2.4 of the Partnership Agreement.

5. The New Limited Partners, the General Partner and the Partnership are executing as of the date hereof that certain Exchange Rights Agreement.

6. This Agreement may be executed in counterparts.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARTNERSHIP:

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Independence Realty Trust, Inc., a Maryland corporation, its general partner

	By:	Independence Realty Advisors, LLC, a Delaware limited liability company, its authorized agent

		By:	/s/ Farrell Ender
Farrell Ender, President

GENERAL PARTNER:

INDEPENDENCE REALTY TRUST, INC., a Maryland corporation

	By:	Independence Realty Advisors, LLC, a Delaware limited liability company, its authorized agent

		By:	/s/ Farrell Ender
Farrell Ender, President

[SIGNATURES CONTINUE ON NEXT PAGE]

- Limited Partner Admission to Operating Partnership -

NEW LIMITED PARTNERS:

/s/ Herbert J. Murphy, Jr.
Herbert J. Murphy, Jr.

- Limited Partner Admission to Operating Partnership -

SCHEDULE A

NEW LIMITED PARTNERS’ PARTNERSHIP INTERESTS

New Limited Partner:	Notice Address	Gross Asset Value	Common Units
Herbert J. Murphy Jr.	47 Wexford Drive, Granville, Ohio 43023	$47,812.57	4,928.88

SCHEDULE B

PARTNERS’ PARTNERSHIP INTERESTS

[SEE ATTACHED]

Partners’ Partnership Interests

As of November 24, 2014

Name and Address of Partner	Type of Interest	Number of Common Units
General Partner:

Independence Realty Trust, Inc., as General Partner Cira Centre 2929 Arch Street, 17th Floor Philadelphia, PA 19104	General Partnership Interest	25,801,439.837

Limited Partners:

IRT Limited Partner, LLC, as an Initial Limited Partner Cira Centre 2929 Arch Street, 17th Floor Philadelphia, PA 19104	Limited Partnership Interest	100

USA Carrington Park 4, LLC c/o Mike Spalding 18 Buckthorn Drive Littleton, CO 80127	Limited Partnership Interest	10,585.83

USA Carrington Park 5, LLC c/o Paula Spalding 18 Buckthorn Drive Littleton, CO 80127	Limited Partnership Interest	10,585.83

USA Carrington Park 7, LLC c/o J.D. Nock and Helmtrud S. Nock Revocable Trust DTD 12/18/98 8655 Skyline Blvd. Oakland, CA 94611	Limited Partnership Interest	24,303.19

USA Carrington Park 11, LLC c/o Glenn W. Baldwin 445 Sangamon Lane Dixon, IL 61021	Limited Partnership Interest	16,261.98

USA Carrington Park 12, LLC c/o The Scott/Erquiaga Trust, Gregory R. Scott, Gene X. Erquiaga, Trustees 5839 Overlake Ave. San Diego, CA 92120	Limited Partnership Interest	10,848.62

USA Carrington Park 13, LLC c/o Sonja Bjork 1219 Peralta Ave. Berkeley, CA 94706	Limited Partnership Interest	7,804.70

USA Carrington Park 14, LLC c/o Tanja M. Schlosser 1219 Peralta Ave. Berkely, CA 94706	Limited Partnership Interest	7,804.70

USA Carrington Park 16, LLC c/o Florence W. Danneberg 835 McFarlane Avenue Sebastopol, CA 95472	Limited Partnership Interest	11,207.76

USA Carrington Park 19, LLC c/o Canelo Family Partnership, L.P., Sally Canelo, General Partner 2980 Florist Lane Merced, CA 95340	Limited Partnership Interest	24,294.42

USA Carrington Park 20, LLC c/o The Brovelli Family Trust 2A, Edmond F. Brovelli, Jr., Trustee 9 Ridgetop Way Napa, CA 94558	Limited Partnership Interest	87,148.09

USA Carrington Park 23, LLC c/o Alois and Joan Lamprecht, as husband and wife 21213 B. Hawthorne Blvd. Torrance, CA 90503	Limited Partnership Interest	11,216.55

USA Walnut Hill 1, LLC c/o The Brovelli Family Trust 2A, Edmond F. Brovelli, Jr., Trustee 9 Ridgetop Way Napa, CA 94558	Limited Partnership Interest	51,566.24

USA Walnut Hill 4, LLC c/o Robert E. Batey 500 Elmington Avenue, #501 Nashville, TN 37205	Limited Partnership Interest	9,616.74

USA Walnut Hill 8, LLC c/o William H. Bradshaw and Diana R. Bradshaw 3927 Lighthouse Place Discovery Bay, CA 94505	Limited Partnership Interest	29,923.69

USA Walnut Hill 9, LLC c/o Phillip Steinschreiber 1976 Summit Lake Drive Angwin, CA 94508	Limited Partnership Interest	19,261.14

USA Walnut Hill 19, LLC c/o Mittman Associates, Inc., a New York corporation 10467 E. Raintree Drive Scottsdale, Arizona 85255 Attn: Ellen S. Davis, Secretary	Limited Partnership Interest	26,992.97

Herbert J. Murphy, Jr. 47 Wexford Drive Granville, Ohio 43023	Limited Partnership Interest	4,928.88